EXHIBIT 10.23



                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (along with all Exhibits attached hereto hereinafter referred to as the "Agreement") made effective as of January 3, 2003 by and between BIO-key International, Inc., a Minnesota corporation with its principal place of business at 1285 Corporate Center Drive, Suite 175, Eagan, MN 55121 (the "Company"), and Michael W. DePasquale residing at 704 Michael Drive, Toms River, NJ 08753 (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to secure the employment of the Executive as Chief Executive Officer in accordance with the provisions of this Agreement; and

         WHEREAS, the Executive desires and is willing to be employed by the Company in accordance herewith.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. EMPLOYMENT TERM. This Agreement shall remain in force and effect for a term commencing on the Effective Date hereof and expiring on the second (2nd) anniversary hereof (the "Term"), or until the employment relationship is terminated pursuant to Section 4 hereof.

         2. DUTIES; EXCLUSIVE SERVICES AND BEST EFFORTS.

                  (a) DUTIES. Executive shall hold the position of Chief Executive Officer and to serve in such position in accordance with the Company's Articles of Incorporation and subject By-Laws and in accordance with the ultimate control of the Board of Directors of the Company. As Chief Executive Officer, the Executive will have the responsibility for general management of the day to day business and affairs of the Company, as well as any duties assigned to the Executive by the Board of Directors of the Company.

                  (b) EXCLUSIVE SERVICES AND BEST EFFORTS. The Executive agrees to devote his best efforts, energies and skill to the faithful, competent and diligent discharge of the duties and responsibilities attributable to his position, and to this end, will devote his fulltime attention to the business and affairs of the Company. The Executive also agrees that he shall not take personal advantage of any business opportunities that arise during his employment that may benefit the Company. All material facts regarding such opportunities must be promptly reported to the Board of Directors of the Company for its consideration. In addition, the Company acknowledges and agrees that the Executive shall be permitted to engage in and pursue such contemporaneous activities and interests as the Executive may desire, for personal profit or otherwise, provided such activities do not interfere with the Executive's performance of his duties and obligations hereunder.

         3.   COMPENSATION.   On  and  after  the  commencement  of  Executive's
employment, the Executive shall receive, for all services rendered to the Company hereunder, the following:

                  (a) BASE SALARY. The Executive shall be paid a base annual salary equal to One Hundred Fifty Thousand Dollars ($150,000). The Executive's annual base salary shall be payable in equal installments in accordance with the Company's general salary payment policies but no less frequently than monthly. Executive's Base Salary may be increased annually, or at such other intervals, as the Board of Directors or Compensation Committee thereof shall determine from time to time.

                  (b) PERFORMANCE BONUS. In addition to Base Salary, a "Performance Bonus" in the amount of up to $150,000 shall be awarded to Executive based on the Company achieving the "Financial Performance Targets" identified below during the year ending December 31, 2003. The Performance Bonus shall be paid in quarterly installments (each a "Quarterly Installment") forty-five (45) days after the end of the fiscal quarter to which the Performance Bonus relates in the amounts set forth below:


------------------------------------------------------------ ---------------------------------------------------------

               FINANCIAL PERFORMANCE TARGET                              AMOUNT OF QUARTERLY INSTALLMENT

------------------------------------------------------------ ---------------------------------------------------------
Gross Revenue of $300,000  during  quarter ending March 31,                          $37,500
2003
------------------------------------------------------------ ---------------------------------------------------------
Gross Revenue of $400,000  during  quarter  ending June 30,                          $37,500
2003
------------------------------------------------------------ ---------------------------------------------------------
Gross Revenue of $650,000  during quarter ending  September                          $37,500
30, 2003
------------------------------------------------------------ ---------------------------------------------------------
Gross Revenue of $900,000  during quarter  ending  December                          $37,500
31, 2003
------------------------------------------------------------ ---------------------------------------------------------

In the event that the Company does not achieve the Financial Performance Target for the first calendar quarter, Executive shall be entitled to receive 100% of the Quarterly Installment payable with respect to the first calendar quarter in the event that the Company's gross revenue for the six months ended June 30, 2003 equals or exceeds $700,000 or 50% of the Quarterly Installment payable with respect to the first calendar quarter in the event that either the Company's gross revenue for the nine months ended September 30, 2003 equals or exceeds $1,350,000 or the Company's gross revenue for the twelve months ended December 31, 2003 equals or exceeds $2,250,000. In the event that the Company does not achieve the Financial Performance Target for the second calendar quarter,

Executive shall be entitled to receive 50% of the Quarterly Installment payable with respect to the second calendar quarter in the event that either the Company's gross revenue for the nine months ended September 30, 2003 equals or exceeds $1,350,000 or the Company's gross revenue for the twelve months ended December 31, 2003 equals or exceeds $2,250,000. In the event that the Company does not achieve the Financial Performance Target for the third calendar quarter, Executive shall be entitled to receive 50% of the Quarterly Installment payable with respect to the third calendar quarter in the event that the Company's gross revenue for the twelve months ended December 31, 2003 equals or exceeds $2,250,000.

     (c) STOCK OPTIONS. Executive shall be granted subject to the terms of a stock option agreement to be entered into by the Company and Executive in substantially the form attached hereto as Exhibit A, a stock option to purchase 580,000 shares of the Company's Common Stock. The options shall vest in equal quarterly installments over a twenty four (24) month period.

     (d) DISCRETIONARY BONUS. In addition to the Base Salary and Performance Bonus, a "Discretionary Bonus" may be awarded to Executive on the basis of merit performance on an annual basis in the sole discretion of the Board of Directors or Compensation Committee thereof in the form of options to purchase up to an additional 500,000 shares of Common Stock of the Company at an exercise price equal to the closing market price of the Company's Common Stock on the date of grant; PROVIDED, HOWEVER, that the failure of the Company to provide any Discretionary Bonus shall not give rise to any claim against the Company. The amount, if any, and timing of any Discretionary Bonus, shall be determined by the Company in its sole discretion.

     (e) BENEFITS. Executive shall not be eligible to participate in any of the Company's employee welfare or health benefit plans (including, but not limited to, life insurance, health, medical and dental plans). In lieu of participating in any such plans, the Company shall pay Executive $1,000 per month in accordance with the Company's general salary payment policies but no less frequently than monthly.

     (f) VACATION. The Executive shall be eligible for four (4) weeks of paid vacation each year of his employment hereunder. The Executive shall be permitted to carry over and accrue unused vacation time for a period of up to two years.

     (g) EXPENSES. Subject to and in accordance with the Company's policies and procedures, and, upon presentation of itemized accounts, the Executive shall be reimbursed by the Company for reasonable and necessary business-related expenses, which expenses are incurred by the Executive on behalf of the Company.

     (h) DEDUCTIONS FROM SALARY AND BENEFITS. The Company will withhold from any salary or benefits payable to the Executive all federal, state, local, and other taxes and other amounts as required by law, rule or regulation.

         4. TERMINATION. This Agreement may be terminated by either the Executive or the Company at any time, subject only to the provisions of this
Section 4.

                  (a) VOLUNTARY TERMINATION. If Executive terminates his own employment, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Executive his salary and benefits owing to Executive through the effective date of termination. Executive shall also be entitled to any reimbursement owed in accordance with Section 3(h). Executive's obligations under Sections 5, 7, 8 and 9 hereof and shall survive the termination of Executive's employment, and Executive shall remain bound thereby.

                  (b) DEATH. This Agreement shall terminate on the date of the Executive's death, in which event salary, benefits, and reimbursable expenses owing to the Executive through the date of the Executive's death shall be paid to his estate.

                  (c) DISABILITY. If, during the term of this Agreement, in the opinion of the Company, the Executive, because of physical or mental illness or incapacity or disability, shall become unable to perform, with or without reasonable accommodation, substantially all of the duties and services required of him under this Agreement for a period one hundred eighty (180) days during any twelve-month period, the Company may, upon at least ten (10) days prior written notice given at any time after the expiration of such one hundred eighty
(180) day period, notify the Executive of its intention to terminate this Agreement as of the date set forth in the notice. In case of such termination, the Executive shall be entitled to receive salary, benefits, and reimbursable expenses owing to the Executive through the date of termination. The Company shall have no further obligation or liability to the Executive. The Executive's obligations under Sections 5, 7 8 and 9 hereof shall survive the termination of Executive's employment, and Executive shall remain bound thereby.

                  (d) TERMINATION BY EMPLOYER FOR CAUSE. This Agreement may be terminated by the Company for "Cause" at any time. Upon such termination for "Cause", the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay the Executive his salary and benefits owing to the Executive through the effective date of such termination. The Executive shall also be entitled to any reimbursement owed in accordance with Section 3(h). The Executive's obligations under Sections 5, 7, 8 and 9 hereof shall survive the termination of Executive's employment, and Executive shall remain bound thereby.

                  Cause. "Cause" for Termination shall include, but is not limited to, the following conduct of the Executive:

                           (i)  Breach  of  any   material   provision  of  this
Employment Agreement by the Executive
if not cured within two (2) weeks after receiving written notice thereof;

                    (ii) Misconduct as an Executive of the Company, including
               but not limited to, misappropriating funds or property of the Company; any attempt to obtain any personal profit from any transaction in which the Executive has an interest that is adverse to the Company or any breach of the duty of loyalty and fidelity to the Company; or any other material act or omission of the Executive which substantially impairs the Company's ability to conduct its ordinary business in its usual manner;

                    (iii) Material neglect or refusal to perform the duties
               assigned to the Executive pursuant to this Employment Agreement if not cured within two (2) weeks after receiving notice thereof;

                    (iv) Conviction of a felony or plea of guilty or nolo
               contendere to a felony;

                    (v) Acts of dishonesty or moral turpitude by the Executive that are detrimental to the Company or any other act or omission which subjects the Company or any of its affiliates to public disrespect, scandal, or ridicule, or that causes the Company to be in violation of governmental regulations that subjects the Company either to sanctions by governmental authority or to civil liability to its Executives or third parties;

                    (vi) Disclosure or use of confidential information of the
               Company, other than as specifically authorized and required in the performance of the Executive's duties.

                  (e) TERMINATION BY EMPLOYER WITHOUT CAUSE. Upon termination of this Agreement without Cause, the Company shall be released from any and all further obligations under this Agreement, except that the Executive shall be paid his Base Salary through the date of termination and continue to be paid in the same manner as before termination, an amount equal to his monthly Base Salary for a period of time equal to the greater of (i) six (6) months; and (ii) that number of months remaining until the end of the Term, if, and only if, the Executive signs a valid general release of all claims against the Company, its affiliates, subsidiaries, officers, directors and agents, in a form provided by the Company. The Company shall have no further obligation or liability to the Executive. The Executive's obligations under Sections 5, 7, 8 and 9 hereof and shall survive the termination of the Executive's employment, regardless of the circumstances of any such termination, and the Executive shall remain bound thereby.


                (f) TERMINATION BY MUTUAL AGREEMENT.   This  Agreement  may  be
terminated at any time by mutual agreement of the Executive and the Company.

         5. NON-COMPETITION AND BUSINESS OPPORTUNITIES.

                  (a) NON-COMPETITION. The Executive understands that the Company is in the business of developing and licensing finger print identification technologies, and distributing products incorporating such technologies, to original equipment manufacturers and end users. The Executive agrees that during the period of his employment hereunder and for a period of one (1) year thereafter, the Executive will not directly or indirectly: (i) market, sell or perform services such as are offered or conducted by the Company, its affiliates and subsidiaries during the period of his employment, to any customer or client of the Company or "Prospective Customer" or client of the Company; or (ii) engage, directly or indirectly, whether as principal or as agent, officer, director, Executive, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For the purpose of this Section 5(a) "Prospective Customer" shall mean any person with whom the Company has engaged in any substantial discussion or negotiation regarding the use of the Company's products or services. For purposes of this Section 5(a), the term "shareholder" shall exclude any interest owned by Employer in a public company to the extent the Employer owns less than ten percent (10%) of any such company's outstanding common stock. For the further purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity developing and/or licensing finger print identification technologies or distributing products incorporating such technologies, within the United States, to original equipment manufacturers and end users at the time of such termination or non-renewal. Due to the nature of the markets served and the technology and products to be developed and marketed by the Company which are intended to be available on a national basis, the restrictions set forth in this Section 5(a) can not be limited to a specific geographic area within the United States.

                  (b) BUSINESS OPPORTUNITIES. The Executive agrees that during the period of his employment hereunder, the Executive will not take personal advantage of any business opportunities that are similar or substantially similar to the business of the Company. In addition, all material facts regarding any such business opportunities must be promptly and fully disclosed by the Executive to the Board of Directors as soon as the Executive becomes aware of any opportunity, and in no event later than forty-eight (48) hours after learning of such opportunity. Business opportunities covered by this
Section 5(b) shall include, but are not limited to, opportunities relating to the development and licensing of finger print identification technologies or the distribution of products incorporating such technologies to original equipment manufacturers and end users.

                  (c) NON-SOLICITATION. The Executive agrees that during the period of employment hereunder and for a period of one (1) year thereafter, the Executive will not request or otherwise attempt to induce or influence, directly or indirectly, any present customer, distributor or supplier, or Prospective Customer, distributor or supplier, of the Company, or other persons sharing a business relationship with the Company to cancel, to limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company. The Executive agrees that during the period of employment hereunder and for a period of one (1) year thereafter, Executive will not hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, hire or solicit, any Executive, agent, officer, director, contractor, consultant or other business associate of the Company to terminate his or her employment or discontinue such person's consultant, contractor or other business association with the Company.

                  (d) SCOPE. The parties hereto agree that, due to the nature of the Company's business, the duration and scope of the non-competition and non-solicitation provisions set forth above are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that such provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions herein shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Executive agrees that damages are an inadequate remedy for any breach of such provisions and that the Company, shall, whether or not it is pursuing any potential remedies at law, be entitled to seek in any court of competent jurisdiction, equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of either of these competition provisions. If the Executive shall violate this
Section 5, the duration of this Section 5 automatically shall be extended as against the Executive for a period equal to the period during which the Executive shall have been in violation of this Section 5. The covenants contained in this Section 5 are deemed to be material and the Company is entering into this Agreement relying on such covenants.

         6. REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE. The Executive, hereby represents and warrants to the Company as follows: (i) The Executive has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by the Executive and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which Executive is a party or by which he is or may be bound or subject; and (iii) except as set forth in Exhibit B attached hereto, the Executive is not a party to any instrument, agreement, document, arrangement, including, but not limited to, invention assignment agreement, confidential information agreement, non-competition agreement, non-solicitation agreement, or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.


           7. DISCLOSURE OF INNOVATIONS; ASSIGNMENT OF OWNERSHIP OF INNOVATIONS; PROTECTION OF CONFIDENTIAL INFORMATION. Executive hereby represents and warrants to the Company that Executive understands that the Company is in the business of developing and licensing finger print identification technologies, and distributing products incorporating such technologies, to original equipment manufacturers and end users and that Executive may have access to or acquire information with respect to Confidential Information (as defined below), including software, processes and methods, development tools, scientific, technical and/or business innovations.

     (a) DISCLOSURE OF INNOVATIONS. Executive agrees to disclose in writing to the Company all inventions, improvements and other innovations of any kind that

Executive may make, conceive, develop or reduce to practice, alone or jointly with others, during the term of Executive's employment with the Company, whether or not such inventions, improvements or other innovations are related to and grow out of Executive's work for the Company and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, inventions, formulas, techniques, processes, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software.

     (b) ASSIGNMENT OF OWNERSHIP OF INNOVATIONS. Executive agrees that all Innovations will be the sole and exclusive property of the Company and Executive hereby assigns all of Executive's rights, title or interest in the Innovations and in all related patents, copyrights, trademarks, trade secrets, rights of priority and other proprietary rights to the Company. At the Company's request and expense, during and after the period of Executive's employment with the Company, Executive will assist and cooperate with the Company in all respects and will execute documents, and, subject to Executive's reasonable availability, give testimony and take further acts requested by the Company to obtain, maintain, perfect and enforce for the Company patent, copyright, trademark, trade secret and other legal protection for the Innovations. Executive hereby appoints an authorized officer of the Company as Executive's attorney-in-fact to execute documents on his behalf for this purpose. Executive has attached hereto as Exhibit C a list of Innovations as of the date hereof which belong to Executive and which are not assigned to the Company hereunder (the "Prior Innovations"), or, if no such list is attached, Executive represents that there are no Prior Innovations.

     (c) PROTECTION OF CONFIDENTIAL INFORMATION OF THE COMPANY. Executive understands that Executive's work as an Executive of the Company creates a relationship of trust and confidence between Executive and the Company. During and after the period of Executive's employment with the Company, Executive will not use or disclose or allow anyone else to use or disclose any "Confidential Information" (as defined below) relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Executive's work for the Company or as may be specifically authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, Executive information and any other information not available to the general public, whether written or oral, which Executive knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Executive will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of Executive's or that the Company regularly gives to third parties without restriction on use or disclosure.

         8.       WORK MADE FOR HIRE.

                  (a) WORK MADE FOR HIRE. Executive further recognizes and understands that Executive's duties at the Company may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Executive shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. ss.ss. 1 ET SEQ. In the event of publication of such materials, Executive understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright. In the event that any of such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Executive to the Company of all right, title and interest in and to such works, including, without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Executive outside of the Company's facilities or other than during Executive's working hours with the Company shall not diminish the Company's right with respect to such works which otherwise fall within this paragraph. Executive agrees to execute and deliver to the Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of this paragraph.

                  (b) DISCLOSURE OF WORKS AND  INVENTIONS/ASSIGNMENT OF PATENTS.
In consideration of the promises set forth herein, Executive agrees to disclose promptly to the Company, or to such person whom the Company may expressly designate for this specific purpose (its "Designee"), any and all works, inventions, discoveries and improvements authored, conceived or made by
Executive during the period of employment and related to the business or activities of the Company, and Executive hereby assigns and agrees to assign all of Executive's interest in the foregoing to the Company or to its Designee. Executive agrees that, whenever he is requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination or nonrenewal of Executive's employment or service with respect to any works, inventions, discoveries and/or improvements that are authored, conceived of, or made by Executive during the period of Executive's employment or service, and shall be binding upon Executive's successors, assigns, executors, heirs, administrators or other legal representatives.

         9. COMPANY PROPERTY. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items relating to the Company's business that the Executive shall prepare or receive from the Company and all Confidential Information shall remain the Company's sole and exclusive property ("Company Business Property"). Upon termination of this Agreement, the Executive shall promptly return to the Company all property of the Company in his possession, including Company Business Property. The Executive further represents that he will not copy or cause to be copied, print out, or cause to be printed out any Company Business Property other than as specifically authorized and required in the performance of the Executive's duties. The Executive additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such Company Business Property; PROVIDED, HOWEVER, that the Executive shall be entitled to inspect, copy and retain copies of documents in any personnel file relating to his employment which is maintained by the Company.

         10. COOPERATION. The Executive and Company agree that during the term of Executive's employment they shall, at the request of the other Party, render all assistance and perform all lawful acts that each Party considers necessary or advisable in connection with any litigation involving either Party or any director, officer, Executive, shareholder, agent, representative, consultant, client, or vendor of the Company. Executive shall be entitled to all protections afforded officers, agents and directors under the Company's Articles of Incorporation and Bylaws. The Company shall maintain a Directors and Officers Liability Insurance Policy.

         11. EMPLOYMENT DISPUTE SETTLEMENT PROCEDURE/WAIVER OF RIGHTS. The Executive and the Company each agree that, in the event either party (or its representatives, successors or assigns) brings an action in a court of competent jurisdiction relating to the Executive's recruitment, employment with, or termination of employment from the Company, each party in such action agrees to waive his, her or its right to a trial by jury, and further agrees that no demand, request or motion will be made for trial by jury.

The parties hereto further agree that, in the event that either seeks relief in a court of competent jurisdiction for a dispute covered by this Agreement, any other Agreement between the Executive and the Company or which relates to the Executive's recruitment, employment with, or termination of employment from the Company, the defendant or third-party defendant in such action may, at any time within sixty (60) days of the service of the complaint, third-party complaint or cross-claim upon such party, at his, her or its option, require all or part of the dispute to be arbitrated by one arbitrator in accordance with the rules of the American Arbitration Association. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act. The parties understand and agree that, if the other party exercises his, her or its option, any dispute arbitrated will be heard solely by the arbitrator, and not by a court. Judgment upon the award rendered, however, may be entered in any court of competent jurisdiction. The cost of such arbitration shall be borne equally by the parties.

This dispute resolution agreement will cover all matters directly or indirectly related to the Executive's recruitment, employment or termination of employment by the Company; including, but not limited to, claims involving laws against discrimination whether brought under federal and/or state law and/or local law, and/or claims involving co-Executives but excluding Worker's Compensation Claims. Nothing contained in this Section 11 shall limit the right of the Company to enforce by court injunction or other equitable relief the Executive's obligations under Sections 5, 7, 8 and 9 hereof.

The right to a trial,  and to a trial by jury,  is of value.

          THE EXECUTIVE MAY WISH TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. IF SO, THE EXECUTIVE SHOULD TAKE A COPY OF THIS AGREEMENT WITH HIM. HOWEVER, THE EXECUTIVE WILL NOT BE OFFERED EMPLOYMENT UNTIL THIS AGREEMENT IS SIGNED AND RETURNED TO EMPLOYER.


         12. CHOICE OF LAW AND JURISDICTION. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Minnesota. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state courts of the State of Minnesota, and of the United States District Court for the District of Minnesota in connection with any suit, action, or other proceeding concerning this Agreement or enforcement of Sections 5, 7, 8 and 9 hereof. The Executive waives and agrees not to assert any defense that the court lacks jurisdiction, venue is improper, inconvenient forum or otherwise. The Executive waives the right to a jury trial and agrees to accept service of process by certified mail at the Executive's last known address.

         13. SUCCESSORS AND ASSIGNS. Neither this Agreement, nor any of the Executive's rights, powers, duties or obligations hereunder, may be assigned by the Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any company or companies, individuals, groups, associations, partnerships, firm, venture or other entity or party acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise. Any such successor referred to in this paragraph shall thereafter be deemed "the Company" for the purpose hereof. All covenants and restrictions upon the Executive hereunder, including, but not limited to Sections 5, 7, 8 and 9 hereof, are specifically assignable by the Company.

         14. WAIVER. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of the Executive's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of the Executive's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

         15. NOTICES. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                  (a)      If to the Company:

                           BIO-key International, Inc.
                           1285 Corporate Center Drive, Suite 175
                           Eagan, MN 55121
                           Attn:  Board of Directors
                           With a copy to:

                           Buchanan Ingersoll Professional Corporation
                           Eleven Penn Center
                           1845 Market Street
                           Philadelphia, PA   19103
                           Attn:  Vincent A. Vietti, Esquire

                  (b)      If to the Executive:

                           Michael W. DePasquale
                           704 Michael Drive
                           Toms River, NJ 08753

         16. Construction of Agreement.

                  (a) SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (b)  HEADINGS.   The  descriptive   headings  of  the  several
paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

     17. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement, including all Exhibits which shall form parts hereof, contains the entire agreement of the parties concerning the Executive's employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company's rights to terminate or to fail to extend this Agreement.

     18. SURVIVAL. The Executive's obligations under Paragraphs 5, 7, 8 and 9 shall survive and continue pursuant to the terms and conditions of this Agreement following specific termination.

     19. UNDERSTANDING. The Executive represents and agrees that he fully understands his rights to discuss all aspects of this Agreement with his private attorney, that to the extent he desires, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his decision to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into this Agreement, and that he has read this document in its entirety and fully understands the meaning, intent, and consequences of this Agreement.

     20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     21. INJUNCTIVE RELIEF. The Executive hereby agrees and acknowledges that in the event of a breach or threatened breach of this Agreement by the Executive, the Company may suffer irreparable harm and monetary damages alone would not adequately compensate the Company. Accordingly, the Company will therefore be entitled to injunctive relief to enforce this Agreement.











                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested by its duly authorized officers, and the Executive has set his hand, all as of the day and year first above written.

                               BIO-KEY INTERNATIONAL, INC.



                               By:    /S/ THOMAS J. COLATOSTI
                                     --------------------------------------
                               Name:  THOMAS J. COLATOSTI
                                     --------------------------------------
                               Title: CHAIRMAN OF THE BOARD OF DIRECTORS
                                     --------------------------------------

                               EXECUTIVE



                                       /S/ MICHAEL W. DEPASQUALE
                                      ------------------------------------
                                       Michael W. DePasquale



                                    EXHIBIT B

         LIST OF PRIOR CONFIDENTIALITY AND/OR NONCOMPETITION AGREEMENTS

     COMPANY;                    DATE OF EMPLOYMENT;
 COMPANY ADDRESS             EFFECTIVE DATES OF AGREEMENT      BRIEF DESCRIPTION
--------------------------- -------------------------------  -------------------------

   PRISM ESOLUTIONS          FEBRUARY 2001- AUGUST 2002        CONFIDENTIALITY AND NON
   512 TOWNSHIP LINE ROAD                                      SOLICITATION AGREEMENT
   BLUE BELL, PA                                               ONE YEAR POST EMPLOYMENT
                                                               ISO 9000/14000 WEB
                                                               TECHNOLOGIES








   Date: ________________
                                                              -----------------------------------------------------
                                                              Executive's Signature



                                    EXHIBIT C

                               PRIOR INNOVATIONS:

                                      NONE.